UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2025

Culp, Inc.

(Exact name of Registrant as Specified in Its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 W. Engish Rd 5th Floor
High Point, North Carolina		27262
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 889-5161

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.05 per share	CULP	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 22, 2025, Mary Elizabeth Hunsberger, 50, was appointed by the board of directors (the “Board”) of Culp, Inc. (the “Company”) to serve as Chief Operating Officer of the Company in connection with the Company’s strategic actions announced in the press release referenced in Item 7.01 below. Ms. Hunsberger will serve as the Company’s principal operating officer.

Prior to her appointment, Ms. Hunsberger served as President of the Company’s Culp Upholstery Fabrics division since July 27, 2024, and began her tenure with the Company in January 2024 as Executive Vice President of its Culp Upholstery Fabrics division. Prior to joining the Company, Ms. Hunsberger served as Controller and then President of North and South America for Dedon, Inc. from 2016 through 2023, and concurrently served as Chief Operating Officer of North and South America for Gloster Furniture in 2023. Earlier in her career, Ms. Hunsberger spent 13 years in various positions with Tempur + Sealy International, Inc. (now part of Somnigroup International).

There were no changes to Ms. Hunsberger’s compensation arrangements and no new agreements entered into in connection with her appointment. Moreover, there are no family relationships between Ms. Hunsberger and any other executive officer or director of the Company, and there are no arrangements or understandings between Ms. Hunsberger and any other person pursuant to which she was appointed as an officer of the Company.

Item 7.01 Regulation FD Disclosure.

On April 24, 2025, the Company issued a press release announcing the strategic transformation of its operating model through the combination of its two operating divisions, Culp Upholstery Fabrics and Culp Home Fashions, into a single, integrated business designed to optimize operational agility and collaboration, further streamline costs and processes, and increase responsiveness to customer needs and market trends. This integration initiative includes, among other actions, the closure of the leased facility operated by the Company’s upholstery fabrics division in Burlington, North Carolina, and transition of those operations into a shared management model within the Company’s owned facility in Stokesdale, North Carolina currently operated by its mattress fabric division.

In connection with this integration, Thomas M. Bruno, formerly President of the Culp Home Fashions mattress fabric division, was appointed by the Board to serve as the Company’s Chief Commercial Officer and, as referenced in Item 5.02 above, Ms. Hunsberger was appointed by the Board to serve as the Company’s Chief Operating Officer.

A copy of the press release is attached as Exhibit 99.1 for reference. The information in this Item 7.01 of Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 9.01 – Exhibits.

(d) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Description

EX-99.1 Press Release Issued by Culp, Inc. dated April 24, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Culp, Inc.

Date:	April 24, 2025	By:	/s/ Justin M. Grow
Justin M. Grow Vice President, General Counsel & Secretary